Exhibit 10.13

INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT, effective as of _____________, between Perspecta Inc., a Nevada corporation (the “Company”), and _____________ (the “Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, Indemnitee is a director or officer of the Company;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today’s environment;

WHEREAS, the Company’s Restated Articles of Incorporation (the “Articles”) and Bylaws (the “Bylaws”) require the Company to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law and Indemnitee has been serving and continues to serve as a director or officer of the Company in reliance in part on the Articles or Bylaws;

WHEREAS, Nevada Revised Statutes 78.7502, 78.751 and 78.752 set forth provisions providing for the mandatory and permissive indemnification of, and advancement of expenses to, officers and directors of a Nevada corporation and are specifically not exclusive of other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise;

WHEREAS, the Company would like for Indemnitee to exercise his or her best judgment in the performance of his or her duties or in his or her service to the Company or any of its subsidiaries or any other business entity or employee benefit plan to which Indemnitee renders services at the request of the Company, without undue concern for claims for damages arising out of or related to the performance of those duties or for expenses related to such claims; and

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued service to the Company in an effective manner, and Indemnitee’s reliance on the Articles and Bylaws, and in part to provide Indemnitee with specific contractual assurance that the protection promised by the Articles or Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Articles or Bylaws or any change in the composition of the Company’s Board of Directors or any acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancement of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies;

NOW, THEREFORE, in consideration of the premises and of Indemnitee continuing to serve the Company directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain Definitions.

(a) Change in Control: the consummation of a “change in the ownership” of the Company, a “change in effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case, as defined under Section 409A of the Internal Revenue Code of 1986, as amended.

(b) Claim: any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether instituted by the Company or any other person or entity (including, without limitation, a governmental entity, agency or instrumentality), that Indemnitee in good faith believes might lead to the institution of any action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

(c) Expenses: include reasonable attorneys’ fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event, including any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

(d) Expense Advance: shall have the meaning specified in Section 2(a).

(e) Indemnifiable Event: any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, trustee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

(f) Independent Legal Counsel: an attorney or firm of attorneys, selected in accordance with the provisions of Section 3, who shall not have otherwise performed services for the Company or Indemnitee within the last five years (other than with respect to matters in which such counsel was engaged as Independent Legal Counsel concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements with the Company).

(g) Reviewing Party: the Board of Directors of the Company or Independent Legal Counsel. Except as provided in Section 3 of this Agreement (in the event of a Change in Control), a determination by the Reviewing Party must be made (i) by the Company’s Board of Directors by majority vote of a quorum consisting of directors who are not parties to the Claim, (ii) if a majority vote of a quorum consisting of directors who are not parties to the Claim so orders, by Independent Legal Counsel in a written opinion or (iii) if a quorum consisting of directors who are not parties to the Claim cannot be obtained, by Independent Legal Counsel in a written opinion.

2. Basic Indemnification Arrangement.

(a) In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than thirty days after written demand or request is presented to the Company, against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim. If so requested by Indemnitee in writing, the Company shall advance to Indemnitee ahead of the final disposition of the Claim any and all Expenses (an “ Expense Advance”) as soon as practicable but in any event no later than thirty days after such request is presented to the Company or as otherwise specifically provided herein.

(b) Notwithstanding the foregoing, (i) the obligations of the Company under Section 2(a) shall be subject to the condition that, except with respect to Expense Advances, the Reviewing Party shall have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 3 is the Reviewing Party) that indemnification is proper in the circumstances, and (ii) the obligation of the Company to make an Expense Advance pursuant to this Agreement shall be subject to the condition that, if, when and to the extent that it is ultimately determined by a court of competent jurisdiction that Indemnitee is not entitled to be indemnified by the Company under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

If there has not been a Change in Control, the Reviewing Party shall be as set forth in Section 1(g), and if there has been such a Change in Control, the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3.

(c) If the Reviewing Party has not made a determination within thirty days after receipt by the Company of a written demand or request for indemnification, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be deemed to be entitled to such indemnification, absent a final judicial determination that indemnification is not permitted under applicable law. By written notice to Indemnitee, the thirty day period may be extended for a reasonable time, not to exceed fifteen additional days, if the Reviewing Party making the determination requires additional time for obtaining or evaluating documents or information.

If the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law or if payment is not made as required within the time frame set forth above, Indemnitee shall have the right to commence litigation in any court in the Commonwealth of Virginia or State of Nevada having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Otherwise, any determination by the Reviewing Party shall be conclusive and binding on the Company and Indemnitee.

(d) Indemnification shall not be made for any Claim as to which Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the Claim was brought or other court of competent jurisdiction determines upon application that in view of all of the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. Change in Control. The Company agrees that if there is a Change in Control, then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments or Expense Advances under this Agreement or any other agreement or the Articles or any Bylaw now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

4. Indemnification for Additional Expenses. To the fullest extent provided by law, the Company shall indemnify Indemnitee against any and all Expenses (including attorneys’ fees) and, if requested in writing by Indemnitee, shall (within ten business days of such request) advance such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for (i) the enforcement of this Agreement or the Articles or any Bylaw now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

5. Partial Indemnity, Etc. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but notfor all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

6. Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

7. No Presumptions. For purposes of this Agreement, the termination of any Claim, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, neither of the following shall be a defense to Indemnitee’s claim for indemnification or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief:

(i) the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor

(ii) an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief.

8. Nonexclusivity, Etc. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Articles, the Bylaws, the Nevada Revised Statutes or otherwise. To the extent that a change in the Nevada Revised Statutes (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Articles, the Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

9. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available thereunder for any Company director or officer; provided that, for any person that is no longer serving as director or officer of the

Company or of any other enterprise at the Company’s request, such coverage shall only be provided to the extent that it is generally available to the Company in the insurance marketplace.

10. Period of Limitations. Except as required by applicable law, no legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

11. Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

12. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

13. Exclusions. The Company shall not be liable under this Agreement to make any payment (i) prohibited by law or (ii) in connection with any Claim made against Indemnitee relating to an Indemnifiable Event to the extent Indemnitee has otherwise actually received payment (under any insurance policy, any provision of the Articles or Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

14. Defense of Claims. The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event or to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided that if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (i) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict of interest, (ii) the named parties in any such Claim (including any impleaded parties) include the Company or any subsidiary of the Company and Indemnitee and Indemnitee concludes that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company or any subsidiary of the Company or (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Claim) at the Company’s expense; provided that any counsel chosen by Indemnitee shall agree to comply with the Company’s outside counsel guidelines, as in effect at the time of the engagement of such counsel, with respect to any matter for which indemnification is sought under this Agreement. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Claim relating to an Indemnifiable Event effected without the Company’s prior written consent. The Company shall not, without the prior written consent of Indemnitee, effect any settlement of any Claim relating to an Indemnifiable Event to which Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of Indemnitee from all liability on all claims that are the subject matter of such Claim. Neither the Company nor Indemnitee shall unreasonably withhold its or his or her consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee. To the fullest extent permitted by Nevada law, the Company’s assumption of the defense of a Claim pursuant to this Section 14 will constitute an irrevocable acknowledgement by the Company that any Expenses incurred by or for the account of Indemnitee in connection therewith are indemnifiable by the Company under Section 2.

15. Binding Effect, Etc. This Agreement replaces and supersedes in its entirety the Indemnification Agreement by and between Indemnitee and the Company currently in effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors and personal and legal representatives. The provisions of this Agreement shall apply to the entire term of Indemnitee’s service as a director or officer of the Company or of any other enterprise at the Company’s request, including service in such capacities prior to the date of this Agreement. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company’s request.

16. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

17. Equitable Remedies. The Company and Indemnitee agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable and difficult to prove and further agree that any breach may cause Indemnitee irreparable harm. Accordingly, the Company and Indemnitee agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance, in addition to other remedies, without any necessity of showing actual damage or irreparable harm. By seeking injunctive relief and/or specific performance, Indemnitee will not be precluded from seeking or obtaining any other relief to which Indemnitee is entitled. The Company and Indemnitee further agree that Indemnitee is entitled to seek temporary restraining orders, preliminary injunctions and permanent injunctions without the necessity of posting bonds or other undertakings. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the court and the Company waives any such requirement of such bond or undertaking.

18. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PERSPECTA INC.

By:

Name:
Title:

INDEMNITEE

Signature:
Name:

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